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                                                                     Exhibit (q)


                                POWER OF ATTORNEY

         The undersigned Jeffrey Haas and Stephen B. Lasser Trustees of the Watchdog Fund Trust (the "Fund"), an open-end management investment company organized in Delaware, do hereby constitute and appoint Howard Horowitz, Steven
R. Howard and Thomas M. Majewski and each of them individually, my true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Fund to comply with:


                  (i) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Fund under the Investment Company Act of 1940, as amended; and

                  (iii) state securities laws and any rules, regulations, orders or other requirements of state securities commissions, in connection with the registration under state securities laws of the Fund and with the registration under state securities laws of shares of beneficial interest of the Fund to be offered by the Fund;

including specifically, but without limitation of the foregoing, power and authority to sign the name of the Fund in its behalf and to affix its seal, and to sign the name of such Trustee in his behalf as such Trustee to any amendment or supplement (including post-effective amendments) to the registration statement or statements filed with the Securities and Exchange Commission under such Investment Company Act of 1940, as amended, and to execute any instruments or documents filed or to be filed as part of or in connection with such registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with state securities laws, including, but not limited to, all state filings for any purpose, state filings in connection with corporate or trust organization or amending corporate or trust documentation, filings for purposes of state tax laws and filings in connection with blue sky regulations; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned places his hand as of this 26thday of September, 2003.



                                            /s/ Stephen B. Lasser
                                            -------------------------
                                            Stephen B. Lasser



                                            /s/ Jeffrey Haas
                                            -------------------------
                                            Jeffrey Haas